CREDIT SUISSE HIGH YIELD BOND FUND

(A registered investment company)

POWER OF ATTORNEY

Each of the undersigned Trustees do constitute and appoint each of Lou Anne McInnis, Karen Regan and John G. Popp as his/her true and lawful attorney-in-fact to execute and sign any Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of Credit Suisse High Yield Bond Fund (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown.

By: /s/ Steven N. Rappaport	June 22, 2017
Steven N. Rappaport	Date
Trustee and Chairman of the Board

By: /s/ Terry F. Bovarnick	June 23, 2017
Terry F. Bovarnick	Date
Trustee

By: /s/ James Cattano	June 29, 2017
James Cattano	Date
Trustee

By: /s/ Lawrence J. Fox	June 22, 2017
Lawrence J. Fox	Date
Trustee